UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) October 13, 2008
QAD Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22823 (Commission File Number)	77-0105228 (IRS Employer Identification Number)

100 Innovation Place, Santa Barbara, California (Address of principal executive offices)	93108 (Zip code)
Registrant’s telephone number, including area code (805) 566-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Appointment of Chief Financial Officer
The QAD Board of Directors appointed Daniel Lender as Chief Financial Officer and Executive Vice President of QAD effective on October 20, 2008.
Daniel Lender, 41, served as the Company’s Executive Vice President and Chief Financial Officer from July 2003 to September 2008. Prior to that, he served as the Company’s Vice President of Global Sales Operations and Vice President of Latin America. Mr. Lender initially joined the Company in 1998 as Treasurer, following a nine-year tenure with the former Republic National Bank of New York in various executive roles. He earned a master of business administration degree from the Wharton School of the University of Pennsylvania and a bachelor of science degree in applied economics and business management from Cornell University.
In connection with his appointment, Mr. Lender signed an offer letter which sets forth the terms of Mr. Lender’s employment (the “Offer Letter”). The Offer Letter becomes effective on October 20, 2008. Under the Offer Letter, Mr. Lender shall serve as the Company’s Chief Financial Officer. Initially, his salary will be $350,000 per annum. Mr. Lender will be eligible to participate in the QAD Bonus Plan at $200,000 potential which is based on achievement of specific objectives. Complete details of the plan will be discussed and provided to Mr. Lender following his date of hire. Mr. Lender will also receive a $50,000 bonus contingent on being able to commence employment on or before November 15, 2008 (the “Sign-On Bonus”). The Sign-On Bonus is repayable in the event that Mr. Lender resigns from QAD during the first 12 months of employment.
In connection with the Offer Letter, Mr. Lender will be granted stock-settled stock appreciation rights (“SARs”) to purchase 100,000 shares of the Company’s common stock pursuant to the Company’s stock incentive plan. The share price for the SARs will be based on the fair market value of QAD stock on the date of grant. Mr. Lender’s SARs will vest over a four-year period, one-fourth of the grant (25%) on each of the first four anniversaries of the grant date. Mr. Lender will also be granted 210,000 restricted stock units (“RSUs”) pursuant to the Company’s stock incentive plan. Mr. Lender’s RSUs will vest over a four-year period, one-fourth of the grant (25%) on each of the first four anniversaries of the grant date. Finally, at the next QAD annual grant period on or about June 2009, a grant of 40,000 RSUs will be submitted for approval to the Compensation Committee of the Board of Directors.
In the event of termination without cause, Mr. Lender will be entitled to 12 months base salary severance.
Mr. Lender will enter into a Change in Control agreement with the Company that will be approved by the Board of Directors.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QAD Inc. (Registrant)
Date: October 16, 2008	By:	/s/ Karl Lopker
Karl Lopker
Chief Executive Officer (on behalf of the Registrant and as Principal Executive Officer)